Exhibit 23.1

Consent of VITALE, CATURANO & COMPANY, P.C.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 3, 2003 accompanying the consolidated financial statements included in the Annual Report of Technical Communications Corporation on Form 10-KSB for the year ended September 27, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements pertaining to the Technical Communications Corporation 2001 Stock Option Plan (Form S-8 No.333-76102) and the 1995 Employee Stock Purchase Plan (Form S-8 No. 33-04443).

/s/ VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts

December 19, 2003